UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2011

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2011, we announced that Robert E. Hoffman will rejoin Arena as an employee, and our Board of Directors has appointed him as our Vice President, Finance and Chief Financial Officer and principal financial officer, effective upon his commencement of work, which is expected to be on August 29, 2011. Also effective upon Mr. Hoffman’s commencement of work, our President and Chief Executive Officer, Jack Lief, will no longer serve as our principal financial officer.

Mr. Hoffman, 45, most recently served as the Chief Financial Officer of Polaris Group, a biopharmaceutical drug company, from March 15, 2011 to August 9, 2011. Mr. Hoffman served as our Vice President, Finance and Chief Financial Officer from December 2005 to March 2011. Mr. Hoffman served as our Vice President, Finance and Chief Accounting Officer from June 2004 to December 2005, as our Vice President, Finance from April 2000 to June 2004, and as our Controller from August 1997 to April 2000. Mr. Hoffman serves as a member of the Financial Accounting Standards Board’s small business advisory committee and the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman is also a member and a former director and President of the San Diego Chapter of Financial Executives International. Mr. Hoffman holds a B.B.A. from St. Bonaventure University, and is licensed as a C.P.A. (inactive) in the State of California.

In connection with Mr. Hoffman’s appointment, the Compensation Committee of our Board of Directors approved the following compensation arrangements for Mr. Hoffman, which he also had before his departure: (i) an annual salary of $327,000; (ii) being a participant under our Annual Incentive Plan, but on a prorated basis and with his incentive award being determined based only on the achievement of our 2011 corporate goals and not also on individual goals; and (iii) being a participant under our Amended and Restated Severance Benefit Plan, dated effective December 30, 2008. The Compensation Committee also approved a grant to Mr. Hoffman of 200,000 options to purchase our common stock, which will be subject to a four-year vesting schedule, and confirmed that Mr. Hoffman will continue to be a party to his Indemnification Agreement with Arena, dated June 15, 2007.

Our Annual Incentive Plan provides eligible participants the opportunity to receive an incentive award based on the achievement of pre-established goals; our Amended and Restated Severance Benefit Plan provides certain executive officers severance benefits upon involuntary termination without cause or voluntary termination with good reason, including cash severance benefits, continuation of health insurance coverage, acceleration of certain stock options and awards, and continued stock option exercisability; and the Indemnification Agreements provide indemnification to certain current and former employees and directors under specified circumstances. For additional information on our Annual Incentive Plan, our Amended and Restated Severance Benefit Plan, or the Indemnification Agreement, see the Form 8-K’s we filed with the Securities and Exchange Commission on January 25, 2011, December 31, 2008, and June 18, 2007, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2011	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and Secretary